EXHIBIT 99.2

Aug. 4, 2004

Media:	John Sousa or David Byford
(713) 767-5800

Analysts:	Peter Wilt, Norelle Lundy or Hillarie Bloxom
(713) 507-6466

DYNEGY FILES SECOND QUARTER 2004 FORM 10-Q

•	Reflects a reclassification of a $13 million income tax benefit since the company’s second quarter 2004 earnings news release

•	Reclassification does not affect previously reported second quarter 2004 net income or 2004 guidance estimates

HOUSTON (Aug. 4, 2004) – Dynegy Inc. (NYSE: DYN) today filed its Second Quarter 2004 Form 10-Q with the Securities and Exchange Commission within the 35-day filing deadline not required until 2005. The Form 10-Q reflects a reclassification of an income tax benefit between the company’s continuing operations and discontinued operations. This reclassification, which was identified subsequent to the publication of Dynegy’s second quarter 2004 earnings news release, relates to a second quarter 2004 $13 million income tax benefit originally reported within continuing operations and now reported within discontinued operations.

This reclassification does not affect the company’s previously reported second quarter 2004 net income of $10 million, liquidity of approximately $1.4 billion, cash flow from operations, including working capital changes, of $61 million for the six months ended June 30, 2004, or business segment financial results. In addition, the reclassification does not affect Dynegy’s previously announced 2004 guidance estimates of $0.03 to $0.08 per share and free cash flow of $275 to $325 million.

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DYNEGY FILES SECOND QUARTER 2004 FORM 10-Q

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The primary impact of the reclassification was to reduce diluted earnings per share from continuing operations from $0.09 to $0.06, offset by a decrease in diluted loss per share from discontinued operations from $(0.07) to $(0.05). As a result, diluted earnings per share decreased from $0.02 to $0.01, although net income did not change.

Dynegy’s Second Quarter 2004 Form 10-Q is available free-of-charge through the Securities and Exchange Commission’s web site at www.sec.gov and through the “News and Financials” section of the company’s web site at www.dynegy.com. In addition, the financial schedules that were attached to Dynegy’s second quarter 2004 earnings news release and affected by this reclassification have been corrected and attached to this news release.

Dynegy Inc. provides electricity, natural gas and natural gas liquids to customers throughout the United States. Through its energy businesses, the company owns and operates a diverse portfolio of assets, including power plants totaling 11,885 megawatts of net generating capacity, gas processing plants that process approximately 1.8 billion cubic feet of natural gas per day and nearly 38,000 miles of electric transmission and distribution lines.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly Dynegy’s estimated financial results for 2004. Historically, Dynegy’s performance has deviated, in some cases materially, from its earnings and cash flow targets, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these targets on a quarterly basis, it does not intend to update these targets during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Some of the key factors that could cause actual results to vary materially from those targeted, expected or implied include: changes in commodity prices, particularly for power, natural gas and natural gas liquids; the effects of competition on Dynegy’s results of operations; the effects of weather on Dynegy’s asset-based businesses and the demand for their products and services; Dynegy’s ability to successfully complete its exit from the customer risk management business and the costs associated with this exit; Dynegy’s ability to successfully consummate the disposition of non-strategic assets that have been identified on the terms and in the timeframes anticipated, particularly the agreed upon sale of Illinois Power to Ameren Corp.; Dynegy’s ability to operate its businesses efficiently and within the confines of the company’s reduced capital spending program; Dynegy’s ability to address its substantial leverage; the condition of the capital markets generally and Dynegy’s ability to access the capital markets as and when needed; increased interest costs associated with Dynegy’s refinancing transactions completed in 2003; operational factors affecting Dynegy’s assets, including blackouts or other unscheduled outages; Dynegy’s ability to achieve the cost savings targets associated with its ongoing initiatives; and uncertainties regarding environmental regulations and litigation and other legal or regulatory developments affecting Dynegy’s businesses, including litigation relating to the western power and natural gas markets, shareholder claims and master netting agreement matters. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2003, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as amended, which are available free of charge on the SEC’s web site at http://www.sec.gov.

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DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$1,440	$1,067	$3,097	$2,946
Cost of sales, exclusive of depreciation shown separately below	(1,098)	(1,215)	(2,476)	(2,727)
Depreciation and amortization expense	(82)	(116)	(170)	(231)
Impairment and other charges	(44)	—	(54)	7
Gain on sale of assets, net	36	14	38	15
General and administrative expenses	(99)	(124)	(168)	(197)

Operating income (loss)	153	(374)	267	(187)

Earnings from unconsolidated investments	52	38	92	91
Interest expense	(145)	(109)	(277)	(219)
Accumulated distributions associated with trust preferred securities	—	(4)	—	(8)
Other income and expense, net	(14)	(5)	(3)	20

Income (loss) from continuing operations before income taxes	46	(454)	79	(303)

Income tax benefit (expense)	(17)	168	10	112

Income (loss) from continuing operations	29	(286)	89	(191)

Loss from discontinued operations, net of tax	(19)	(4)	(5)	(7)
Cumulative effect of change in accounting principles, net of tax	—	—	—	55

Net income (loss)	$10	$(290)	$84	$(143)

Less: Preferred stock dividends	6	82	11	165

Net income (loss) applicable to common stockholders	$4	$(372)	$73	$(308)

Earnings (loss) before interest, taxes, and depreciation and amortization (EBITDA) (1)	$274	$(232)	$547	$218

Basic earnings (loss) per share:
Income (loss) from continuing operations (2)	$0.06	$(0.99)	$0.21	$(0.96)
Loss from discontinued operations	(0.05)	(0.01)	(0.02)	(0.02)
Cumulative effect of change in accounting principles	—	—	—	0.15

Basic earnings (loss) per share	$0.01	$(1.00)	$0.19	$(0.83)

Diluted earnings (loss) per share:
Income (loss) from continuing operations (2)	$0.06	$(0.99)	$0.18	$(0.96)
Loss from discontinued operations	(0.05)	(0.01)	(0.01)	(0.02)
Cumulative effect of change in accounting principles	—	—	—	0.15

Diluted earnings (loss) per share	$0.01	$(1.00)	$0.17	$(0.83)

Basic shares outstanding	378	373	377	372
Diluted shares outstanding	435	375	503	374

(1)	EBITDA is a non-GAAP financial measure. EBITDA consists of Operating income (loss) plus Depreciation and amortization expense; Earnings from unconsolidated investments; Accumulated distributions associated with trust preferred securities; Other income and expense, net; Loss from discontinued operations (pre-tax) and Cumulative effect of change in accounting principles (pre-tax). Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations. A reconciliation of EBITDA to Operating income and Net income for the periods presented is included below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating income (loss)	$153	$(374)	$267	$(187)

Add: Depreciation and amortization expense, a component of operating income (loss)	82	116	170	231
Earnings from unconsolidated investments	52	38	92	91
Accumulated distributions associated with trust preferred securities	—	(4)	—	(8)
Other income and expense, net	(14)	(5)	(3)	20
Income (loss) from discontinued operations, pre-tax	1	(3)	21	(16)
Cumulative effect of change in accounting principles, pre-tax	—	—	—	87

Earnings (loss) before interest, taxes, and depreciation and amortization (EBITDA)	274	(232)	547	218

Less: Depreciation and amortization expense, a component of operating income (loss)	(82)	(116)	(170)	(231)
Interest expense	(145)	(109)	(277)	(219)
Income tax benefit (expense) from continuing operations	(17)	168	10	112
Income tax benefit (expense) from discontinued operations	(20)	(1)	(26)	9
Income tax expense on cumulative effect of change in accounting principles	—	—	—	(32)

Net income (loss)	$10	$(290)	$84	$(143)

(2)	See “Reported Unaudited Basic and Diluted Earnings (Loss) Per Share From Continuing Operations” for a reconciliation of basic earnings (loss) per share from continuing operations to diluted earnings (loss) per share from continuing operations.

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DYNEGY INC.

REPORTED UNAUDITED BASIC AND DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Income (loss) from continuing operations	$29	$(286)	$89	$(191)
Convertible preferred stock dividends	(6)	(82)	(11)	(165)

Income (loss) from continuing operations for basic earnings (loss) per share	23	(368)	78	(356)
Effect of dilutive securities:
Interest on convertible subordinated debentures	2	—	3	—
Dividends on Series C convertible preferred stock (1)	—	—	11	—

Income (loss) from continuing operations for diluted earnings (loss) per share	$25	$(368)	$92	$(356)

Basic weighted-average shares	378	373	377	372
Effect of dilutive securities:
Stock options and restricted stock	2	2	2	2
Convertible subordinated debentures	55	—	55	—
Series C convertible preferred stock (1)	—	—	69	—

Diluted weighted-average shares (2)	435	375	503	374

Earnings (loss) per share from continuing operations:
Basic	$0.06	$(0.99)	$0.21	$(0.96)

Diluted (3)	$0.06	$(0.99)	$0.18	$(0.96)

(1)	The diluted shares for the three months ended June 30, 2004 do not include the effect of the preferential conversion to Class B common stock of the Series C convertible preferred stock held by a ChevronTexaco subsidiary, as such inclusion would be anti-dilutive.
(2)	The diluted shares in 2003 do not include the effect of the preferential conversion to Class B common stock of the Series B Mandatorily Convertible Redeemable Preferred Stock previously held by a ChevronTexaco subsidiary, as such inclusion would be anti-dilutive.
(3)	When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per Share,” prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and six months ended June 30, 2003.

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DYNEGY INC.

SIGNIFICANT ITEMS

(UNAUDITED) (IN MILLIONS)

	Three Months Ended June 30, 2004
	GEN	NGL	REG	CRM	OTHER	Total
Discontinued operations (1)	$—	$—	$—	$1	$—	$1
Legal and settlement charges (2)	—	2	1	—	(42)	(39)
Illinois Power goodwill impairment (3)	—	—	(28)	—	—	(28)
Acceleration of financing costs (4)	—	—	—	—	(14)	(14)
Taxes (5)	—	—	—	—	(9)	(9)
Gas transportation contracts (6)	—	—	—	88	—	88
Gain on sale of Indian Basin (7)	—	36	—	—	—	36

Total	$—	$38	$(27)	$89	$(65)	$35

	Three Months Ended June 30, 2003
	GEN	NGL	REG	CRM	OTHER	Total
Discontinued operations (8)	$—	$(1)	$—	$4	$(6)	$(3)
Southern Power settlement (9)	—	—	—	(133)	—	(133)
Sithe power tolling contract (10)	—	—	—	(132)	—	(132)
Legal charges (11)	—	—	—	—	(50)	(50)
Kroger settlement (12)	—	—	—	(30)	—	(30)
Gain on sale of Hackberry LNG (13)	—	10	—	2	—	12

Total	$—	$9	$—	$(289)	$(56)	$(336)

(1)	We recognized pre-tax income of approximately $1 million ($1 million after-tax) related to discontinued operations for our UK CRM business.
(2)	We recognized a pre-tax charge of approximately $39 million ($24 million after-tax) related to legal and settlement charges. This loss is included in General and administrative expenses and Impairment and other charges.
(3)	We recognized a pre-tax charge of approximately $28 million ($28 million after-tax) relating to the impairment of goodwill associated with Illinois Power. This loss is included in Impairment and other charges.
(4)	We recognized a pre-tax charge of approximately $14 million ($9 million after-tax) related to the acceleration of debt issuance costs associated with our former $1.1 billion revolving credit facility that was replaced in May 2004 with a $700 million revolving credit facility and $600 million term loan. This charge is included in Interest expense.
(5)	We recognized a net income tax expense of approximately $9 million for charges resulting from the conclusion of prior year tax audits offset by the release of a deferred tax capital loss valuation allowance related to anticipated gains on asset sales. A charge of $20 million is included in Loss from discontinued operations, partially offset by a $11 million benefit in Income tax benefit (expense).
(6)	We recognized a pre-tax gain of approximately $88 million ($55 million after-tax) related to our exit from four long-term natural gas transportation contracts. This gain is included in Revenues.
(7)	We recognized a pre-tax gain of approximately $36 million ($24 million after-tax) on the sale of our interest in the Indian Basin gas processing plant. This gain is included in Gain on sale of assets, net.
(8)	We recognized a pre-tax loss of approximately $3 million ($4 million after-tax) related to discontinued operations. The loss consists primarily of a $6 million pre-tax loss for our former global communications business offset by a $4 million pre-tax gain for our UK CRM business.
(9)	We recognized a pre-tax loss of approximately $133 million ($84 million after-tax) related to the settlement of three power tolling arrangements with Southern Power for $155 million. This loss is included in Cost of sales.
(10)	We recognized a pre-tax loss of approximately $132 million ($83 million after-tax) related to a mark-to-market loss incurred during the quarter on contracts associated with the Sithe Independence power tolling arrangement. This loss is included in Cost of sales.
(11)	We recognized a pre-tax loss of approximately $50 million ($32 million after-tax) associated with legal charges. This loss is included in General and administrative expenses.
(12)	We recognized a pre-tax loss of approximately $30 million ($19 million after-tax) for a settlement agreement reached with Kroger related to four power supply agreements. This loss is included in Cost of sales.
(13)	We recognized a pre-tax gain of approximately $12 million ($8 million after-tax) on the sale of our ownership interest in Hackberry LNG Terminal LLC. This gain is included in Gain on sale of assets, net.

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DYNEGY INC.

SIGNIFICANT ITEMS

(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2004
	GEN	NGL	REG	CRM	OTHER	Total
Discontinued operations (1)	$—	$—	$—	$18	$3	$21
Legal and settlement charges (2)	2	2	(1)	—	(57)	(54)
Illinois Power goodwill impairment (3)	—	—	(28)	—	—	(28)
Loss on sale of Illinois Power (4)	—	—	(15)	—	—	(15)
Acceleration of financing costs (5)	—	—	—	—	(14)	(14)
Gas transportation contracts (6)	—	—	—	88	—	88
Gain on sale of Indian Basin (7)	—	36	—	—	—	36
Taxes (8)	—	—	—	—	30	30
Gain on sale of Hackberry LNG (9)	—	17	—	—	—	17

Total	$2	$55	$(44)	$106	$(38)	$81

	Six Months Ended June 30, 2003
	GEN	NGL	REG	CRM	OTHER	Total
Discontinued operations (10)	$—	$(1)	$—	$(11)	$(4)	$(16)
Southern Power settlement (11)	—	—	—	(133)	—	(133)
Sithe power tolling contract (12)	—	—	—	(132)	—	(132)
Legal charges (13)	—	—	—	—	(50)	(50)
Kroger settlement (14)	—	—	—	(30)	—	(30)
Gain on sale of Hackberry LNG (15)	—	10	—	2	—	12
Cumulative effect of change in accounting principles (16)	47	—	(3)	43	—	87

Total	$47	$9	$(3)	$(261)	$(54)	$(262)

(1)	We recognized a pre-tax gain of approximately $21 million ($15 million after-tax) related to discontinued operations. The gain consists primarily of an $18 million pre-tax gain on our UK CRM business and a $3 million pre-tax gain associated with our global communications business.
(2)	We recognized a pre-tax loss of approximately $54 million ($33 million after-tax) related to legal and settlement charges. The loss is primarily included in General and administrative expenses and Impairment and other charges.
(3)	We recognized a pre-tax charge of approximately $28 million ($28 million after-tax) relating to the impairment of goodwill associated with Illinois Power. This loss is included in Impairment and other charges.
(4)	We recognized a pre-tax loss of approximately $15 million ($9 million after-tax) related to expenses expected to be incurred in connection with the anticipated sale of Illinois Power before the end of 2004. The loss is included in Gain on sale of assets, net.
(5)	We recognized a pre-tax charge of approximately $14 million ($9 million after-tax) related to the acceleration of debt issuance costs associated with our former $1.1 billion revolving credit facility that was replaced in May 2004 with a $700 million revolving credit facility and $600 million term loan. This charge is included in Interest expense.
(6)	We recognized a pre-tax gain of approximately $88 million ($55 million after-tax) related to our exit from four long-term natural gas transportation contracts. This gain is included in Revenues.
(7)	We recognized a pre-tax gain of approximately $36 million ($24 million after-tax) on the sale of our interest in the Indian Basin gas processing plant. This gain is included in Gain on sale of assets, net.
(8)	We recognized a net income tax benefit of approximately $30 million for the release of a deferred tax capital loss valuation allowance related to anticipated gains on asset sales offset by charges resulting from the conclusion of prior year tax audits. A benefit of $50 million is included in Income tax benefit (expense), partially offset by a $20 million charge in Loss from discontinued operations.
(9)	We recognized a pre-tax gain of approximately $17 million ($11 million after-tax) on the sale of our remaining financial interest in the Hackberry LNG project. The gain is included in Gain on sale of assets, net.
(10)	We recognized a pre-tax loss of approximately $16 million ($7 million after-tax) related to discontinued operations. The loss consists primarily of a $11 million pre-tax loss for our UK CRM business and a $4 million pre-tax loss for our former global communications business.
(11)	We recognized a pre-tax loss of approximately $133 million ($84 million after-tax) related to the settlement of three power tolling arrangements with Southern Power for $155 million. This loss is included in Cost of sales.

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(12)	We recognized a pre-tax loss of approximately $132 million ($83 million after-tax) related to a mark-to-market loss incurred during the quarter on contracts associated with the Sithe Independence power tolling arrangement. This loss is included in Cost of sales.
(13)	We recognized a pre-tax loss of approximately $50 million ($32 million after-tax) associated with legal charges. This loss is included in General and administrative expenses.
(14)	We recognized a pre-tax loss of approximately $30 million ($19 million after-tax) for a settlement agreement reached with Kroger related to four power supply agreements. This loss is included in Cost of sales.
(15)	We recognized a pre-tax gain of approximately $12 million ($8 million after-tax) on the sale of our ownership interest in Hackberry LNG Terminal LLC. This gain is included in Gain on sale of assets, net.
(16)	We reflected the rescission of EITF Issue 98-10 effective January 1, 2003 as a cumulative effect of a change in accounting principle. The net impact was a pre-tax benefit of $33 million ($21 million after-tax). We also adopted SFAS No. 143 effective January 1, 2003, and recognized a pre-tax benefit of $54 million ($34 million after-tax) associated with its implementation.

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